                                                                    EXHIBIT 99.1

                                August 24, 2001

dj Orthopedics, Inc.
2985 Scott Street
Vista, California 92083

                       CONSENT TO REFERENCE IN PROSPECTUS

    In connection with the registration statement on Form S-1 filed by dj Orthopedics, Inc. (the "Corporation"), I hereby consent to the reference to me in the prospectus included in such registration statement as a future member of the Board of Directors of the Corporation.

                                                             Very truly yours,

                                                             /s/ W. BRETT INGERSOLL
                                                             ---------------------------------
                                                             W. Brett Ingersoll